UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 16, 2017

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-69494 (Commission File Number)	13-3025550 (IRS Identification No.)

555 Theodore Fremd Avenue, Rye, NY 10580

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2017, the Company held its 2017 Annual Meeting of Stockholders at its headquarters in Rye, NY.  The matters listed below were submitted to a vote of the Company's stockholders through the solicitation of proxies, and the proposals are described in detail in the Company's Proxy Statement filed with the SEC on May 1, 2017.  The holders of Common Stock entitled to 82,140,333 votes out of the 91,977,559, eligible to vote as of the record date, were present in person or by proxy, which represented approximately 89% of the outstanding shares.  The results of the stockholder vote are as follows:

Proposal 1: Election of Directors

The following individuals were elected to serve as directors to hold office until the 2018 Annual Meeting of Shareholders or until their successors are elected and qualified.

Director Nominee	For	Withhold
Drury J. Gallagher	72,493,449	38,833
Nicholas J. Aynilian	72,493,449	38,833
Ian C. Hague	72,488,449	43,833
Lester Caesar	72,493,449	38,833
Van Z. Krikorian	72,488,449	43,833

Proposal 2: Ratification of the Appointment of RBSM, LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2017

Our stockholders ratified the appointment of RBSM, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstain
80,357,875	1,748,146	34,312

Proposal 3: Approval of Executive Compensation

Our stockholders approved Executive Compensation for the Named Executives as set forth in the Notice of Meeting and Proxy Statement:

For	Against	Abstain
72,654,510	76,325	1,447

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Gold Corporation

Dated: June 21, 2017	By:	/s/ Van Z. Krikorian
Name: Van Z. Krikorian Title: Chairman and Chief Executive Officer

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